UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):     February 29, 2008 (February 29, 2008)

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                  002-26821            61-0143150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

Brown-Forman Corporation issued a press release today, February 29, 2008 reporting results of its operations for the fiscal quarter ended January 31, 2008. A copy of this Brown-Forman Corporation press release is attached hereto as Exhibit 99.1.


Item 9.01.  Financial Statements and Exhibits

 (d) The following Exhibit is furnished as part of this Current Report on Form 8-K.

          99.1  Brown-Forman Corporation Press Release dated February 29, 2008



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Brown-Forman Corporation
                                            (Registrant)


Date:   February 29, 2008                  By:  /s/ Nelea A. Absher
                                                Nelea A. Absher
                                                Vice President and
                                                Assistant Corporate Secretary



Exhibit Index

Exhibit
Number     Description

99.1       Brown-Forman Corporation Press Release dated February 29, 2008

                                                                 Exhibit 99.1

FOR IMMEDIATE RELEASE

BROWN-FORMAN REPORTS THIRD QUARTER OPERATING INCOME GROWTH OF 8%, UNDERLYING OPERATING INCOME UP 7% FOR THE THIRD QUARTER AND YEAR-TO-DATE

Louisville, KY, February 29, 2008 - Brown-Forman Corporation reported a 4% increase in diluted earnings per share and an 8% increase in operating income for its third quarter ended January 31, 2008(1). The addition of profits from the Casa Herradura(2) brands acquired in January 2007, benefits from favorable foreign exchange fluctuations, higher global consumer demand for Jack Daniel's Tennessee Whiskey and Finlandia Vodka, an exceptional increase in U.S. demand for Gentleman Jack, and continued excellent growth for the Jack Daniel's & Cola ready-to-drink in Australia contributed to profit growth for the quarter. Partially offsetting these gains were softness for Southern Comfort and higher raw material costs. Adjusting for the benefits of a weaker U.S. dollar, the impact of changes in global trade inventories, and profits from Casa Herradura, underlying operating income improved 7%(3) for the third quarter.


--------
(1) All financial and statistical information in this press release relates to continuing operations of the company unless otherwise stated. Earnings per share refers to diluted earnings per share.
(2) References to Casa Herradura include all brands (el Jimador, Herradura,
    New Mix, Antiguo, Suave 35 and other brands) and operations acquired in January 2007.
(3) Underlying growth represents reported financial results in accordance with GAAP, adjusted for certain items. A reconciliation from reported to underlying net sales, gross profit, advertising expense, SG&A, and operating income (non-GAAP measures) for the quarter and year-to-date, and the reasons why management believes these adjustments to be useful to the reader, are included in Schedule A and the notes to this press release.

Third quarter net sales grew 16% to $877 million while gross profit increased 12% to $433 million. Net sales and gross profit gains benefited from the addition of Casa Herradura, a weaker U.S. dollar, and changes in global trade inventories. Excluding these factors, underlying net sales and gross profit both improved 4% in the quarter.

Advertising expenses increased 14% to $108 million in the quarter, primarily reflecting investments behind Casa Herradura, a weaker U.S. dollar, and additional activities to support both Jack Daniel's and Finlandia. SG&A expenses increased 11% to $143 million, due largely to additional expenses associated with the acquisition of the Casa Herradura brands and a weaker U.S. dollar. Adjusting for the spending in support of Casa Herradura and foreign currency fluctuations, advertising expenses and SG&A grew 3% and 2%, respectively, for the three month period.

Jack Daniel's global depletions(4) grew at a low-single digit rate in the quarter, with volume growth improving in the low-single digits in the U.S. and increasing in the mid-single digits internationally. Strong double-digit volume gains were recorded in the quarter for both Gentleman Jack and Jack Daniel's & Cola. Finlandia volumes grew at a double-digit rate, driven by continued robust growth in Eastern Europe. Global depletions for Southern Comfort declined for the three month period with weakness in both the U.S. and international markets. Several other brands experienced solid growth in the quarter, including Bonterra, Woodford Reserve, Sonoma-Cutrer, Tuaca, and Fetzer Valley Oaks.

For the first nine months of the fiscal year, reported diluted earnings per share were $2.74, up 3% over the prior-year period. Operating income was $550 million, up 11% from $494 million earned in the same period last year. Adjusting reported results for the weaker U.S. dollar, recent acquisitions, global trade inventory changes, and last year's net gain on the sale of winery assets, underlying operating income was up 7%. The organic growth in operating income was driven by solid international consumer demand for Jack Daniel's and Finlandia, and improved volumes and profits from several other brands including Jack Daniel's & Cola, Gentleman Jack, Woodford Reserve, Bonterra, Korbel Champagne, and Tuaca.


--------
(4) Depletions are shipments from wholesale distributors to retail customers, and are commonly regarded in the industry as an approximate measure of consumer demand.

The company's gross margin on a stripped net sales basis (gross profit as a percentage of net sales excluding excise tax) for the first nine months of the fiscal year was 65.5%, down from 67.0% in the prior-year period. This 150 basis point gross margin decline reflects the addition of the relatively lower-margin Mexican business, while higher cost of sales due to increased grain and energy costs were offset by benefits from favorable foreign exchange, a favorable shift in mix to higher margin international markets, and price increases.

Full-Year Outlook

The company is narrowing the range of its full-year earnings outlook for fiscal 2008 to $3.42 to $3.50 per diluted share, representing forecasted growth of 9% to 11% over comparable prior year earnings of $3.14 per share. Our earnings expectations for the fourth quarter include continued global growth for the company's brands, an expected lower tax rate, and modest additional benefits from foreign exchange. This outlook is tempered by a challenging economic environment and expectations of higher energy and grain costs.

Brown-Forman will host a conference call to discuss third quarter results at 10:00 a.m. (EST) today. All interested parties in the U.S. are invited to join the conference by dialing 888-624-9285 and asking for the Brown-Forman call. International callers should dial 706- 679-3410 and ask for the Brown-Forman call. No password is required. The company suggests that the participants dial in approximately ten minutes in advance of the 10:00 a.m. start of the conference call.

A live audio broadcast of the conference call will also be available via Brown-Forman's Internet Web site, www.brown-forman.com, and then click on the link to "Investor Relations."

For those unable to participate in the live call, a digital replay will be available by calling 800-642-1687 (U.S.) or 706-645-9291 (international). The identification code is 34932602. A digital audio recording of the conference call will also be available on the web page approximately one hour after the conclusion of the conference call. The replays will be available for at least 30 days.

Brown-Forman Corporation is a diversified producer and marketer of fine quality consumer products, including Jack Daniel's, Southern Comfort, Finlandia Vodka, Tequila Herradura, el Jimador Tequila, Canadian Mist, Fetzer and Bolla Wines, and Korbel California Champagnes.

IMPORTANT NOTE ON FORWARD-LOOKING STATEMENTS:

This release contains statements, estimates, or projections that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "expect," "believe," "intend," "estimate," "will," "anticipate," and "project," and similar expressions identify a forward-looking statement, which speaks only as of the date the statement is made. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. We believe that the expectations and assumptions with respect to our forward-looking statements are reasonable. But by their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that in some cases are out of our control. These factors could cause our actual results to differ materially from Brown-Forman's historical experience or our present expectations or projections. Here is a non-exclusive list of such risks and uncertainties:

 - continuation of the deterioration in general economic conditions, particularly in the United States where we earn about half of our profits, including higher energy prices, declining home prices, deterioration of the sub-prime lending market, or other factors;
 - pricing, marketing and other competitive activity focused against our major brands;
 - lower consumer confidence or purchasing related to economic conditions, major natural disasters, terrorist attacks or widespread outbreak of infectious diseases;
 - tax increases, whether at the federal or state level or in major international markets and/or tariff barriers or other restrictions affecting beverage alcohol;
 - limitations and restrictions on distribution of products and alcohol marketing, including advertising and promotion, as a result of stricter governmental policies adopted either in the United States or in international markets;
 - fluctuations in the U.S. dollar against foreign currencies, especially the British pound, euro, Australian dollar, and the South African rand;
 - reduced bar, restaurant, hotel and travel business, including travel retail;
 - longer-term, a change in consumer preferences, social trends or cultural trends that results in the reduced consumption of our premium spirits brands;
 - changes in distribution arrangements in major markets that limit our ability to market or sell our products;
 - adverse impacts relating to our acquisition strategies or our integration of acquired businesses and conforming them to the company's trade practice standards, financial controls environment and U.S. public company requirements;
 - price increases in energy or raw materials, including grapes, grain, agave, wood, glass, and plastic;
 - changes in climate conditions and agricultural uncertainties that adversely affect the supply of grapes, agave, grain or wood;
 - termination of our rights to distribute and market agency brands in our portfolio;
 - press articles or other public media related to our company, brands, personnel, operations, business performance or prospects;
 - counterfeit production of our products and any resulting negative effect on our intellectual property rights or brand equity; and
 - adverse developments stemming from state or federal investigations of beverage alcohol industry marketing or trade practices of suppliers, distributors or retailers.

                            Brown-Forman Corporation
                 Unaudited Consolidated Statements of Operations
                 (Dollars in millions, except per share amounts)

                                      Three Months Ended
                                          January 31,
                                      2007           2008         Change
                                     ------         ------        ------
CONTINUING OPERATIONS
   Net sales                         $754.8         $877.4          16%
   Gross profit                       387.3          432.6          12%
   Advertising expenses                94.2          107.6          14%
   Selling, general, and
    administrative expenses           129.2          143.3          11%
   Amortization expense                  --            1.3
   Other (income), net                 (4.9)          (1.2)
      Operating income                168.8          181.6           8%
   Interest expense, net                2.5            9.1
      Income before income taxes      166.3          172.5           4%
   Income taxes                        54.7           56.6
      Net income                      111.6          115.9           4%

   Earnings per share:
      Basic                            0.91           0.94           4%
      Diluted                          0.90           0.93           4%


DISCONTINUED OPERATIONS
   Net (loss) income                  $(6.5)         $ 0.1

   Loss per share:
      Basic                           (0.05)            --
      Diluted                         (0.05)            --


TOTAL COMPANY
   Net income                        $105.1         $116.0          10%

   Earnings per share:
      Basic                            0.86           0.94          10%
      Diluted                          0.85           0.94          11%


                                     (more)

                            Brown-Forman Corporation
                 Unaudited Consolidated Statements of Operations
                 (Dollars in millions, except per share amounts)

                                       Nine Months Ended
                                          January 31,
                                      2007           2008         Change
                                     ------         ------        ------
CONTINUING OPERATIONS
   Net sales                       $2,115.4       $2,509.9          19%
   Gross profit                     1,118.9        1,293.6          16%
   Advertising expenses               267.2          314.2          18%
   Selling, general, and
    administrative expenses           378.1          433.1          15%
   Amortization expense                  --            3.8
   Other (income), net                (20.1)          (7.2)
      Operating income                493.7          549.7          11%
   Interest expense, net                5.4           32.5
      Income before income taxes      488.3          517.2           6%
   Income taxes                       157.4          176.5
      Net income                      330.9          340.7           3%

   Earnings per share:
      Basic                            2.69           2.77           3%
      Diluted                          2.66           2.74           3%


DISCONTINUED OPERATIONS
   Net loss                           $(8.2)            --

   Loss per share:
      Basic                           (0.07)            --
      Diluted                         (0.07)            --


TOTAL COMPANY
   Net income                        $322.7         $340.7           6%

   Earnings per share:
      Basic                            2.63           2.77           5%
      Diluted                          2.60           2.74           6%


                                     (more)

                            Brown-Forman Corporation
                 Unaudited Condensed Consolidated Balance Sheets
                              (Dollars in millions)

                                                 April 30,          January 31,
                                                   2007                2008
                                                  -------             -------
Assets:
Cash and cash equivalents                        $  282.8            $  136.6
Short-term investments                               85.6                  --
Accounts receivable, net                            403.7               473.1
Inventories                                         694.4               682.5
Other current assets                                168.7               140.0
                                                  -------             -------
     Total current assets                         1,635.2             1,432.2

Property, plant, and equipment, net                 506.3               502.1
Goodwill                                            670.2               680.7
Other intangible assets                             683.9               698.5
Prepaid pension cost                                 23.0                24.7
Other assets                                         32.8                38.3
                                                  -------             -------
     Total assets                                $3,551.4            $3,376.5
                                                  =======             =======

Liabilities:
Accounts payable and accrued expenses            $  361.1            $  361.4
Accrued income taxes                                 27.0                  --
Payable to stockholders                             203.7                41.5
Short-term borrowings                               401.1               243.0
Current portion of long-term debt                   354.0               354.0
                                                  -------             -------
     Total current liabilities                    1,346.9               999.9

Long-term debt                                      421.9               417.3
Deferred income taxes                                56.6                69.4
Accrued postretirement benefits                     122.8               130.1
Other liabilities                                    29.8                72.4
                                                  -------             -------
     Total liabilities                            1,978.0             1,689.1

Stockholders' equity                              1,573.4             1,687.4
                                                  -------             -------

Total liabilities and stockholders' equity       $3,551.4            $3,376.5
                                                  =======             =======

                                     (more)

                            Brown-Forman Corporation
            Unaudited Condensed Consolidated Statements of Cash Flows
                              (Dollars in millions)

                                                           Nine Months Ended
                                                              January 31,
                                                        2007              2008
                                                       -------           -------
Cash flows from operating activities:
   Continuing operations                               $268.9            $397.3
   Discontinued operations                                8.7                --
                                                       -------           -------
         Cash provided by operating activities          277.6             397.3

Cash flows from investing activities:
   Acquisition of businesses                         (1,045.5)              1.6
   Acquisition of brand name                               --             (12.0)
   Net decrease in short-term investments                10.1              85.6
   Additions to property, plant, and equipment          (39.1)            (31.6)
   Other                                                (17.3)             (5.2)
                                                       -------           -------
         Cash (used for) provided by
          investing activities                       (1,091.8)             38.4

Cash flows from financing activities:
   Net increase (decrease) in debt                      666.1            (164.4)
   Acquisition of treasury stock                           --            (122.0)
   Special distribution to stockholders                    --            (203.7)
   Dividends paid                                      (106.1)           (116.6)
   Other                                                 31.8              19.7
                                                       -------           -------
         Cash provided by (used for)
          financing activities                          591.8            (587.0)

Effect of exchange rate changes
 on cash and cash equivalents                             1.5               5.1
                                                       -------           -------

Net decrease in cash and cash equivalents              (220.9)           (146.2)

Cash and cash equivalents, beginning of period          474.8             282.8
                                                       -------           -------
Cash and cash equivalents, end of period               $253.9            $136.6
                                                       =======           =======


                                     (more)

                            Brown-Forman Corporation
                           Continuing Operations Only
                      Supplemental Information (Unaudited)
                 (Dollars in millions, except per share amounts)


                                                        Three Months Ended
                                                            January 31,
                                                    2007                  2008
                                                   ------                ------

Net sales                                          $754.8                $877.4
Excise taxes                                       $172.7                $205.0

Net sales (stripped of excise taxes)               $582.1                $672.4
Gross profit (as reported)                         $387.3                $432.6

Gross margin (as reported)                          51.3%                 49.3%
Gross margin (stripped net sales basis)*            66.5%                 64.3%

Effective tax rate                                  32.9%                 32.8%

Cash dividends paid per common share              $0.3025               $0.3400

Shares (in thousands) used in the
calculation of earnings per share
   - Basic                                        122,964               122,836
   - Diluted                                      124,230               123,974



* Management believes excluding excise tax from the gross margin calculation provides a more meaningful comparison because of changes in the company's distribution structures in several markets. These changes result in the company collecting and remitting excise taxes which are reported in net sales and cost of sales, preventing effective comparison across periods where the same distribution structures were not employed.


                                     (more)

                            Brown-Forman Corporation
                           Continuing Operations Only
                      Supplemental Information (Unaudited)
                 (Dollars in millions, except per share amounts)


                                                        Nine Months Ended
                                                            January 31,
                                                    2007                  2008
                                                   ------                ------

Net sales                                        $2,115.4              $2,509.9
Excise taxes                                       $446.1                $534.8

Net sales (stripped of excise taxes)             $1,669.3              $1,975.1
Gross profit (as reported)                       $1,118.9              $1,293.6

Gross margin (as reported)                          52.9%                 51.5%
Gross margin (stripped net sales basis)*            67.0%                 65.5%

Effective tax rate                                  32.2%                 34.1%

Cash dividends paid per common share              $0.8625               $0.9450

Shares (in thousands) used in the
calculation of earnings per share
   - Basic                                        122,810               123,085
   - Diluted                                      124,189               124,278



* Management believes excluding excise tax from the gross margin calculation provides a more meaningful comparison because of changes in the company's distribution structures in several markets. These changes result in the company collecting and remitting excise taxes which are reported in net sales and cost of sales, preventing effective comparison across periods where the same distribution structures were not employed.






These figures have been prepared in accordance with the company's customary accounting practices.

                                   Schedule A

                            Brown-Forman Corporation
                           Continuing Operations Only
                      Supplemental Information (Unaudited)

                                                       Three Months             Nine Months
                                                          Ended                    Ended
                                                     January 31, 2008         January 31, 2008

UNDERLYING NET SALES GROWTH                                 4%                       6%
Net sales from acquisitions                                10%                       9%
Foreign currency fluctuations                               4%                       4%
Estimated net change in trade inventories                  (2%)                      --
                                                          -----                    -----
Reported net sales growth                                  16%                      19%
                                                          =====                    =====


UNDERLYING GROSS PROFIT GROWTH                              4%                       6%
Gross profit from acquisitions                              6%                       6%
Foreign currency fluctuations                               3%                       4%
Estimated net change in trade inventories                  (1%)                      --
                                                          -----                    -----
Reported gross profit growth                               12%                      16%
                                                          =====                    =====


UNDERLYING ADVERTISING GROWTH                               3%                       7%
Advertising from acquisitions                               8%                       7%
Foreign currency fluctuations                               3%                       4%
                                                          -----                    -----
Reported advertising growth                                14%                      18%
                                                          =====                    =====


UNDERLYING SG&A GROWTH                                      2%                       5%
SG&A from acquisitions                                      8%                       9%
Foreign currency fluctuations                               1%                       1%
                                                          -----                    -----
Reported SG&A growth                                       11%                      15%
                                                          =====                    =====


UNDERLYING OPERATING INCOME GROWTH                          7%                       7%
Operating income from acquisitions                          3%                       2%
Foreign currency fluctuations                               2%                       5%
Estimated net change in trade inventories                  (4%)                     (1%)
Absence of gain on winery assets                            --                      (2%)
                                                          -----                    -----
Reported operating income growth                            8%                      11%
                                                          =====                    =====

Notes:

Acquisitions - Refers to the acquisition of the Casa Herradura brands in January 2007 and Chambord in May 2006, thus making comparisons difficult to understand. In addition, we believe that excluding the results of these acquisitions provides helpful information in forecasting and planning the growth expectations of the company.

Foreign  currency  fluctuations - Refers to net gains and losses incurred by the company relating to sales and purchases in currencies other than the U.S. dollar. We use the measure to understand the growth of the business on a constant dollar basis as fluctuations in exchange rates can distort the underlying growth of our business (both positively and negatively). To neutralize the effect of foreign exchange fluctuations, we have historically translated current year results at prior year rates. While we recognize that foreign exchange volatility is a reality for a global company, we routinely review our company performance on a constant dollar basis. We believe this allows both management and our investors to understand better our company's growth trends.

Estimated net change in trade inventories - Refers to the estimated financial impact of changes in wholesale trade inventories for the company's brands in markets where we use third-party distributors. We compute this effect using our estimated depletion trends and separately identify trade inventory changes in the variance analysis for our key measures. Based on the estimated depletions and the fluctuations in trade inventory levels, we then adjust the percentage variances from prior to current periods for our key measures. We believe it is important to make this adjustment in order for management and investors to understand the results of our business without distortions that can arise from varying levels of wholesale inventories.

Absence of gain on winery assets - Refers to the net gain recorded during fiscal 2007 associated with the sale of an Italian winery used in the production of Bolla wines. We believe this item creates a disproportionate effect on underlying business results, making comparisons difficult for the reader. In addition, we believe that excluding this gain provides helpful information in forecasting and planning the growth expectations of the company.

The company cautions that non-GAAP measures may be considered in addition to, but not as a substitute for, the company's reported GAAP results.